Exhibit 5.1

                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963


                                                            January 4, 2008

To: Board of Directors, Reshoot Production Company

Re: Registration Statement of Form SB-2 (the "Registration Statement")

Gentlemen:

We have acted as counsel for RESHOOT PRODUCTION COMPANY, a Nevada corporation (the "Company") in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement"), as to which this opinion is a part, filed with the U. S. Securities and Exchange Commission (the "Commission") for the distribution by spin-off of up to 9,200,000 shares of common stock, $0.001 par value, of the Company (the "Shares").

In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion that:

1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. The Shares to be issued as covered by the Registration Statement and registered by the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.


                                        Sincerely,

                                        Law Offices of Thomas C. Cook

                                        /s/ Thomas C. Cook, Esq.
                                        ------------------------
                                        Thomas C. Cook, Esq.